UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 30, 2010

TomoTherapy Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	001-33452	39-1914727
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1240 Deming Way, Madison, Wisconsin		53717
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	608-824-2800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders.

TomoTherapy Incorporated held its Annual Meeting of Shareholders on April 30, 2010 for the purpose of voting on two proposals involving the election of nine directors and ratification of the appointment of the independent registered public accounting firm. Votes were solicited by proxy and in person. The voting results are as follows:

Proposal No. 1 — Election of Directors. The following persons were elected as directors to serve for a one-year term ending with the 2011 annual meeting of shareholders.

Name	Votes For	Votes Against/Withheld	Broker Non-Votes
Sam R. Leno	28,110,366	1,536,052	15,807,713
T. Rockwell Mackie	29,504,699	141,719	15,807,713
H. Jonathan McCloskey	28,091,714	1,554,704	15,807,713
John J. McDonough	27,973,774	1,672,644	15,807,713
Cary J. Nolan	28,389,047	1,257,371	15,807,713
Carlos A. Perez	28,080,741	1,565,677	15,807,713
Frederick A. Robertson	29,361,328	285,090	15,807,713
Roy T. Tanaka	29,525,142	121,276	15,807,713
Frances S. Taylor	29,374,927	271,491	15,807,713

Proposal No. 2 – Ratification of the Independent Registered Public Accounting Firm. The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm was ratified for the fiscal year ended December 31, 2010.

Votes For	Votes Against	Abstentions
43,887,919	1,543,326	22,886

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TomoTherapy Incorporated

May 3, 2010	By:	/s/ Brenda S. Furlow

Name: Brenda S. Furlow
Title: VP, Corp Secy & General Counsel